Exhibit 99.1
For Immediate Release
ORIGIN BANCORP, INC. REPORTS EARNINGS FOR THIRD QUARTER 2023
RUSTON, Louisiana (October 25, 2023) - Origin Bancorp, Inc. (NYSE: OBK) (“Origin,” “we,” “our” or the “Company”), the holding company for Origin Bank (the “Bank”), today announced net income of $24.3 million, or $0.79 diluted earnings per share for the quarter ended September 30, 2023, compared to net income of $21.8 million, or $0.70 diluted earnings per share, for the quarter ended June 30, 2023. Adjusted pre-tax, pre-provision (“adjusted PTPP”)(1) earnings were $30.7 million for the quarter ended September 30, 2023.
“Origin reported strong earnings this quarter as our team remained focused on executing on our strategic plan and delivering for our customers and communities,” said Drake Mills, chairman, president and CEO of Origin Bancorp, Inc. “Economic activity remains strong throughout our markets, and our results reflect the continued strength and stability of our company."
(1) Adjusted PTPP earnings is a non-GAAP financial measure, please see the last few pages of this document for a reconciliation of this alternative financial measure to its comparable GAAP measure.
Financial Highlights
•Net income was $24.3 million for the quarter ended September 30, 2023, reflecting an increase of $2.6 million, or 11.7%, compared to the linked quarter. The adjusted net income(1) was $22.0 million for the quarter ended September 30, 2023, reflecting an increase of $616,000, or 2.9%, compared to the linked quarter.
•Diluted earnings per share (“EPS”) was $0.79 for the quarter ended September 30, 2023, reflecting an increase of $0.09, or 12.9%, compared to $0.70 for the linked quarter. The adjusted diluted earnings per share(1) was $0.71 for the quarter ended September 30, 2023, reflecting an increase of $0.02, or 2.9%, compared to $0.69 for the linked quarter.
•During September 2023, we sold $181.9 million of available-for-sale investment securities at a loss of $7.2 million, and used the proceeds to pay down Federal Home Loan Bank (“FHLB”) advances, which negatively impact our basic and diluted EPS by $0.18 for the quarter ended September 30, 2023.
•During September 2023, we recorded a $10.1 million positive valuation adjustment on one of our non-marketable equity securities, which positively impact our basic and diluted EPS by $0.26 for the quarter ended September 30, 2023.
•Loans held for investment (“LHFI”), excluding mortgage warehouse lines of credit, to deposits were 87.0% at September 30, 2023, compared to 83.5% at June 30, 2023. Cash and liquid securities as a percentage of total assets was 11.6% at September 30, 2023, compared to 11.1% at June 30, 2023.
•Book value per common share was $32.32 at September 30, 2023, reflecting a decrease of $0.01, compared to the linked quarter. Tangible book value per common share(1) was $26.78 at September 30, 2023, reflecting an increase of $0.07, or 0.3%, compared to the linked quarter.
•At September 30, 2023, and June 30, 2023, Company level common equity Tier 1 capital to risk-weighted assets was 11.45%, and 11.01%, respectively, the Tier 1 leverage ratio was 10.00% and 9.65%, respectively, and the total capital ratio was 14.60% and 14.11%, respectively. Tangible common equity to tangible assets(1) was 8.66% at September 30, 2023, compared to 8.25% at June 30, 2023.
(1) Adjusted net income, adjusted diluted earnings per share, tangible book value per common share and tangible common equity to tangible assets are non-GAAP financial measures. Please see the last few pages of this document for a reconciliation of these alternative financial measures to their comparable GAAP measures.

Results of Operations for the Three Months Ended September 30, 2023
Net Interest Income and Net Interest Margin
Net interest income for the quarter ended September 30, 2023, was $74.1 million, a decrease of $1.2 million, or 1.5%, compared to the linked quarter, primarily due to a $4.3 million increase in total interest expense, partially offset by a $3.1 million increase in total interest income. Increases in interest rates drove a $7.0 million increase in total deposit interest expense, and higher average interest-bearing deposit balances drove another $2.1 million increase in total deposit interest expense, primarily due to higher average brokered and money market deposit balances. The increase in total deposit interest expense was partially offset by a $4.9 million decrease in total interest expense paid on FHLB advances and other borrowings due to lower average balances during the current quarter compared to the linked quarter. Increases in interest rates on average interest-earning assets drove a $5.4 million increase in total interest income, of which $4.7 million was due to higher interest rates on LHFI. The increase was partially offset by a $2.5 million decrease in interest income on interest-bearing balances due from banks due to lower average balances during the current quarter compared to the linked quarter.
The net purchase accounting amortization totaled $38,000 for the three months ended September 30, 2023, a decrease of $568,000 from a net purchase accounting accretion of $530,000 for the three months ended June 30, 2023.
The Federal Reserve Board sets various benchmark rates, including the Federal Funds rate, and thereby influences the general market rates of interest, including the loan and deposit rates offered by financial institutions. On March 17, 2022, the Federal Reserve began an aggressive campaign to combat inflation with its first target rate range increase to 0.25% to 0.50%. Subsequently, it increased the target range six more times during 2022 and four more times through September 30, 2023, with the most recent and current Federal Funds target rate range being set on July 26, 2023, at 5.25% to 5.50%. By September 30, 2023, the Federal Funds target rate range had increased 500 basis points from March 17, 2022, and in order to remain competitive as market interest rates increased, we increased interest rates paid on our deposits.
The average rate on interest-bearing deposits increased to 3.47% for the quarter ended September 30, 2023, compared to 3.05% for the quarter ended June 30, 2023. The average interest-bearing deposit balances increased $235.5 million to $6.36 billion for the quarter ended September 30, 2023, from $6.12 billion for the linked quarter, of which $204.8 million and $78.5 million, respectively, were driven by higher average brokered and money market deposit balances. The average FHLB advances and other borrowings balance decreased to $230.8 million for the quarter ended September 30, 2023, compared to $606.1 million for the linked quarter, primarily due to the pay down of approximately $700.0 million in excess contingency liquidity during the linked quarter.
The yield on LHFI was 6.35% and 6.18% for the quarter ended September 30, 2023, and June 30, 2023, respectively, and average LHFI balances increased $86.8 million to $7.56 billion for the quarter ended September 30, 2023, compared to $7.47 billion for the linked quarter. The higher yield on LHFI was primarily driven by a $1.4 million increase in interest income earned on commercial real estate loans supported by interest rate increases on the loans during the quarter ended September 30, 2023, compared to the linked quarter.
The fully tax-equivalent net interest margin (“NIM”) was impacted by margin compression as rates on interest-bearing liabilities rose faster than yields on interest-earning assets during the last four quarters. The fully tax-equivalent NIM was 3.14% for the quarter ended September 30, 2023, representing a two and a 54 basis point decrease compared to the linked quarter and the prior year same quarter, respectively. The yield earned on interest-earning assets for the quarter ended September 30, 2023, was 5.69%, an increase of 19 and 146 basis points compared to the linked quarter and the prior year same quarter, respectively. The average rate paid on total interest-bearing liabilities for the quarter ended September 30, 2023, was 3.59%, representing a 29 and a 220 basis point increase compared to the linked quarter and the prior year same quarter, respectively. There was a minimal impact to the fully tax-equivalent NIM as a result of accretion income due to the BT Holdings, Inc. (“BTH”) merger for the current quarter and a two basis points increase for the linked quarter.

During the last few days of the quarter ended September 30, 2023, we made a strategic decision to sell available for sale investment securities with a book value of $181.9 million, and realized a loss of $7.2 million, in order to use the proceeds of $174.7 million to pay down FHLB advances. Due to the timing of this transaction, it had no impact on the fully tax-equivalent NIM for the quarter ended September 30, 2023. While the associated loss resulted in an $0.18 negative impact to diluted EPS for the quarter ended September 30, 2023, the difference between the relatively low yield on securities sold and the higher cost of FHLB advances was an attractive trade-off, with an estimated annualized positive forward impact to fully tax-equivalent NIM of 11 basis points, an estimated annualized forward diluted EPS benefit of approximately $0.11 and an estimated earn-back period of 1.7 years. The estimated metrics above use our annualized third quarter of 2023 net income, excluding non-operating items, plus the estimated annualized tax-effected net interest income using a weighted average tax-effected yield of 3.08% on the securities sold and an interest cost of 5.62% on the FHLB advances paid off.
Credit Quality
The table below includes key credit quality information:

	At and For the Three Months Ended			Change	% Change
(Dollars in thousands, unaudited)	September 30, 2023	June 30, 2023	September 30, 2022	Linked Quarter	Linked Quarter
Past due LHFI	$20,347	$19,836	$10,866	$511	2.6%
Allowance for Loan Credit Losses (“ALCL”)	95,177	94,353	83,359	824	0.9
Classified loans	64,021	84,298	69,781	(20,277)	(24.1)
Total nonperforming LHFI	31,608	33,609	14,031	(2,001)	(6.0)
Provision for credit losses	3,515	4,306	16,942	(791)	(18.4)
Net charge-offs	2,686	1,919	1,078	767	40.0
Credit quality ratios(1):
ALCL to nonperforming LHFI	301.12%	280.74%	594.11%	2038 bp	N/A
ALCL to total LHFI	1.26	1.24	1.21	2 bp	N/A
ALCL to total LHFI, adjusted(2)	1.30	1.32	1.29	-2 bp	N/A
Nonperforming LHFI to LHFI	0.42	0.44	0.20	-2 bp	N/A
Net charge-offs to total average LHFI (annualized)	0.14	0.10	0.07	4 bp	N/A
___________________________
(1)Please see the Loan Data schedule at the back of this document for additional information.
(2)The ALCL to total LHFI, adjusted, is calculated by excluding the ALCL for warehouse loans from the total LHFI ALCL in the numerator and excluding the warehouse loans from the LHFI in the denominator. Due to their low-risk profile, mortgage warehouse loans require a disproportionately low allocation of the ALCL.
We recorded a credit loss provision of $3.5 million during the quarter ended September 30, 2023, compared to $4.3 million recorded during the linked quarter. The decrease is primarily due to an improvement in classified and nonperforming loans during the quarter ended September 30, 2023, compared to June 30, 2023.
The ALCL to nonperforming LHFI increased to 301.1% at September 30, 2023, compared to 280.7% at June 30, 2023, driven primarily by a decrease of $2.0 million in our nonperforming LHFI. Nonperforming LHFI to LHFI decreased over the past quarter to 0.42% compared to 0.44% for the linked quarter. Quarterly net charge-offs increased to $2.7 million from $1.9 million for the linked quarter, primarily due to an increase in commercial and industrial charge-offs combined with a decrease in commercial and industrial loan recoveries compared to the linked quarter.
Classified loans decreased $20.3 million, or 24.1%, at September 30, 2023, compared to the linked quarter, and represented 0.85% of LHFI at September 30, 2023, compared to 1.11% at June 30, 2023. The decrease in classified loans was primarily due to payoffs and, to a lesser degree, upgrades in classified loans at September 30, 2023, compared to June 30, 2023.
Noninterest Income
Noninterest income for the quarter ended September 30, 2023, was $18.1 million, an increase of $2.5 million, or 15.9%, from the linked quarter. The increase from the linked quarter was primarily driven by a $10.5 million increase in other noninterest income, which was partially offset by a $7.2 million loss on sales of securities, a $656,000 decrease in limited partnership investment income and a $510,000 decrease in mortgage banking revenue.

The increase in other noninterest income was primarily due to a $10.1 million positive valuation adjustment recorded on one of our non-marketable equity securities, which qualified for the practical expedient under which we carry these securities at cost adjusted for any observable transactions during the period, less any impairment. During the three months ended September 30, 2023, we observed multiple orderly transactions for identical equity securities indicating a price change had occurred and adjusted our basis upwards accordingly.
The loss on sales of securities was due to the sale of available for sale investment securities with a current book value of $181.9 million, which realized a loss on sale of $7.2 million. We used the proceeds from the sale of $174.7 million to pay down FHLB advances. Please see the Net Interest Income and Net Interest Margin section above for more information on this transaction.
The decrease in limited partnership investment income was mainly due to a $628,000 decrease in fair value of investments in one of our limited partnership funds during the current quarter.
Noninterest Expense
Noninterest expense for the quarter ended September 30, 2023, was $58.7 million, slightly decreased from the linked quarter by $224,000, or 0.4%. The decrease from the linked quarter was primarily due to a $377,000 decrease in franchise tax expense, offset by several immaterial changes in noninterest expense line items.
Income Taxes
The effective tax rate was 19.1% during the quarter ended September 30, 2023, compared to 21.5% during the linked quarter primarily due to a decrease in the estimated state tax compared to the linked quarter.
Financial Condition
Loans
•Total LHFI at September 30, 2023, were $7.57 billion, a decrease of $54.6 million, or 0.7%, from $7.62 billion at June 30, 2023, and an increase of $685.4 million, or 10.0%, compared to September 30, 2022.
•Mortgage warehouse lines of credit totaled $286.3 million at September 30, 2023, a decrease of $251.3 million, or 46.7%, compared to the linked quarter.
•Total real estate loans were $5.20 billion at September 30, 2023, an increase of $116.8 million, or 2.3%, from the linked quarter, with construction/land/land development and residential real estate loan growth each contributing $54.5 million of the total real estate loan growth, respectively.
•Total commercial and industrial loans were $2.06 billion at September 30, 2023, an increase of $81.0 million, or 4.1%, compared to the linked quarter.

Securities
•Total securities at September 30, 2023, were $1.31 billion, a decrease of $244.6 million, or 15.8%, compared to the linked quarter and a decrease of $381.4 million, or 22.6%, compared to September 30, 2022.
•The decrease was primarily due to sales, maturities and calls, as well as normal principal payments. During the last few days of the quarter ended September 30, 2023, we made a strategic decision to sell available for sale investment securities with a book value of $181.9 million and realized a loss of $7.2 million, the proceeds of which were used to pay down FHLB advances.
•Accumulated other comprehensive loss, net of taxes, primarily associated with the available for sale (“AFS”) portfolio, was $172.7 million at September 30, 2023, an increase of $19.9 million, or 13.0%, from the linked quarter.
•The weighted average effective duration for the total securities portfolio was 4.49 years as of September 30, 2023, compared to 4.13 years as of June 30, 2023.

Deposits
•Total deposits at September 30, 2023, were $8.37 billion, a decrease of $115.6 million, or 1.4%, compared to the linked quarter, and represented an increase of $597.2 million, or 7.7%, from September 30, 2022.
•The decrease in the current quarter compared to the linked quarter was primarily due to a decrease of $115.0 million in noninterest-bearing deposits. Noninterest-bearing deposits continued to be impacted by the higher interest rate environment, as we saw a continuation of the declining trend in noninterest-bearing deposit balances that began in the fourth quarter of 2022.
•At September 30, 2023, noninterest-bearing deposits as a percentage of total deposits were 24.0%, compared to 25.0% and 34.3% at June 30, 2023, and September 30, 2022, respectively.
•Uninsured/uncollateralized deposits totaled $2.75 billion at September 30, 2023, compared to $2.84 billion at June 30, 2023, representing 32.8% and 33.4% of total deposits at September 30, 2023, and June 30, 2023, respectively.
Borrowings
•FHLB advances and other borrowings at September 30, 2023, were $12.2 million, a decrease of $330.6 million, or 96.4%, compared to the linked quarter and represented a decrease of $438.2 million, or 97.3%, from September 30, 2022.
•During the last few days of the quarter ended September 30, 2023, we made a strategic decision to sell available for sale investment securities to pay down FHLB advances.

Stockholders’ Equity
•Stockholders’ equity was $998.9 million at September 30, 2023, an increase of $1.1 million, or 0.1%, compared to $997.9 million at June 30, 2023, and an increase of $91.9 million, or 10.1%, compared to $907.0 million, at September 30, 2022.
•The increase in stockholders’ equity from the linked quarter is primarily due to net income of $24.3 million, partially offset by an increase in accumulated other comprehensive loss, net of tax, of $19.9 million and dividends declared of $4.7 million during the current quarter.
Conference Call
Origin will hold a conference call to discuss its third quarter 2023 results on Thursday, October 26, 2023, at 8:00 a.m. Central Time (9:00 a.m. Eastern Time). To participate in the live conference call, please dial +1 (929) 272-1574 (U.S. Local / International 1); +1 (857) 999-3259 (U.S. Local / International 2); +1 (800) 528-1066 (U.S. Toll Free), enter Conference ID: 51465 and request to be joined into the Origin Bancorp, Inc. (OBK) call. A simultaneous audio-only webcast may be accessed via Origin’s website at www.origin.bank under the investor relations, News & Events, Events & Presentations link or directly by visiting https://dealroadshow.com/e/ORIGINQ323.

If you are unable to participate during the live webcast, the webcast will be archived on the Investor Relations section of Origin’s website at www.origin.bank, under Investor Relations, News & Events, Events & Presentations.
About Origin
Origin Bancorp, Inc. is a financial holding company headquartered in Ruston, Louisiana. Origin’s wholly owned bank subsidiary, Origin Bank, was founded in 1912 in Choudrant, Louisiana. Deeply rooted in Origin’s history is a culture committed to providing personalized, relationship banking to businesses, municipalities, and personal clients to enrich the lives of the people in the communities it serves. Origin provides a broad range of financial services and currently operates 60 banking centers located in Dallas/Fort Worth, East Texas, Houston, North Louisiana and Mississippi. For more information, visit www.origin.bank.
Non-GAAP Financial Measures
Origin reports its results in accordance with generally accepted accounting principles in the United States of America ("GAAP"). However, management believes that certain supplemental non-GAAP financial measures may provide meaningful information to investors that is useful in understanding Origin's results of operations and underlying trends in its business. However, non-GAAP financial measures are supplemental and should be viewed in addition to, and not as an alternative for, Origin's reported results prepared in accordance with GAAP. The following are the non-GAAP measures used in this release: adjusted net income, adjusted PTPP earnings, adjusted diluted EPS, NIM-FTE, adjusted, adjusted ROAA, adjusted PTPP ROAA, adjusted ROAE, adjusted PTPP ROAE, tangible book value per common share, adjusted tangible book value per common share, tangible common equity to tangible assets, ROATCE, adjusted ROATCE and adjusted efficiency ratio.

Please see the last few pages of this release for reconciliations of non-GAAP measures to the most directly comparable financial measures calculated in accordance with GAAP.
Forward-Looking Statements
This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include information regarding Origin’s future financial performance, business and growth strategies, projected plans and objectives, and any expected purchases of its outstanding common stock, and related transactions and other projections based on macroeconomic and industry trends, including changes to interest rates by the Federal Reserve and the resulting impact on Origin’s results of operations, estimated forbearance amounts and expectations regarding the Company’s liquidity, including in connection with advances obtained from the FHLB, which are all subject to change and may be inherently unreliable due to the multiple factors that impact broader economic and industry trends, and any such changes may be material. Such forward-looking statements are based on various facts and derived utilizing important assumptions and current expectations, estimates and projections about Origin and its subsidiaries, any of which may change over time and some of which may be beyond Origin’s control. Statements or statistics preceded by, followed by or that otherwise include the words “assumes,” “anticipates,” “believes,” “estimates,” “expects,” “foresees,” “intends,” “plans,” “projects,” and similar expressions or future or conditional verbs such as “could,” “may,” “might,” “should,” “will,” and “would” and variations of such terms are generally forward-looking in nature and not historical facts, although not all forward-looking statements include the foregoing words. Further, certain factors that could affect Origin’s future results and cause actual results to differ materially from those expressed in the forward-looking statements include, but are not limited to: potential impacts of adverse developments in the banking industry highlighted by high-profile bank failures, including impacts on customer confidence, deposit outflows, liquidity and the regulatory response thereto; the impact of current and future economic conditions generally and in the financial services industry, nationally and within Origin’s primary market areas, including the effects of declines in the real estate market, high unemployment rates, inflationary pressures, elevated interest rates and slowdowns in economic growth, as well as the financial stress on borrowers and changes to customer and client behavior as a result of the foregoing; deterioration of Origin’s asset quality; factors that can impact the performance of Origin’s loan portfolio, including real estate values and liquidity in Origin’s primary market areas; the financial health of Origin’s commercial borrowers and the success of construction projects that Origin finances; changes in the value of collateral securing Origin’s loans; developments in our mortgage banking business, including loan modifications, general demand, and the effects of judicial or regulatory requirements or guidance; Origin’s ability to anticipate interest rate changes and manage interest rate risk, (including the impact of higher interest rates on macroeconomic conditions, competition, and the cost of doing business); the effectiveness of Origin’s risk management framework and quantitative models; Origin’s inability to receive dividends from Origin Bank and to service debt, pay dividends to Origin’s common stockholders, repurchase Origin’s shares of common stock and satisfy obligations as they become due; the impact of labor pressures; changes in Origin’s operation or expansion strategy or Origin’s ability to prudently manage its growth and execute its strategy; changes in management personnel; Origin’s ability to maintain important customer relationships, reputation or otherwise avoid liquidity risks; increasing costs as Origin grows deposits; operational risks associated with Origin’s business; volatility and direction of market interest rates; significant turbulence or a disruption in the capital or financial markets and the effect of a fall in stock market prices on our investment securities; increased competition in the financial services industry, particularly from regional and national institutions, as well as from fintech companies; difficult market conditions and unfavorable economic trends in the United States generally, and particularly in the market areas in which Origin operates and in which its loans are concentrated; an increase in unemployment levels and slowdowns in economic growth; Origin’s level of nonperforming assets and the costs associated with resolving any problem loans including litigation and other costs; the credit risk associated with the substantial amount of commercial real estate, construction and land development, and commercial loans in Origin’s loan portfolio; changes in laws, rules, regulations, interpretations or policies relating to financial institutions, and potential expenses associated with complying with such regulations; periodic changes to the extensive body of accounting rules and best practices; further government intervention in the U.S. financial system; a deterioration of the credit rating for U.S. long-term sovereign debt or actions that the U.S. government may take to avoid exceeding the debt ceiling; compliance with governmental and regulatory requirements, including the Dodd-Frank Wall Street Reform and Consumer Protection Act and others relating to banking, consumer protection, securities, and tax matters; Origin’s ability to comply with applicable capital and liquidity requirements, including its ability to generate liquidity internally or raise capital on favorable terms, including continued access to the debt and equity capital markets; changes in the utility of Origin’s non-GAAP liquidity measurements and its underlying assumptions or estimates; uncertainty regarding the transition away from the London Interbank Offered Rate and the impact of any replacement alternatives such as the Secured Overnight Financing Rate on Origin’s business; possible changes in trade, monetary and fiscal policies, laws and regulations and other activities of governments, agencies and similar organizations; natural disasters and adverse weather events, acts of terrorism, an outbreak of hostilities (including the impacts related to or resulting from Russia's military action in Ukraine or the conflict in Israel and surrounding areas, including the imposition of additional sanctions and export controls, as well as the broader impacts to financial markets and the global macroeconomic and geopolitical environments), regional or national protests and civil unrest (including any resulting branch closures or property damage), widespread illness or public health outbreaks or other international or domestic calamities, and other matters beyond Origin’s control; the impact of generative artificial intelligence; fraud or misconduct by internal or external actors, system failures, cybersecurity threats or security breaches and the cost of defending against them. For a discussion of these and other risks that may cause actual results to differ from expectations, please refer to the sections titled “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in Origin’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission and any updates to those sections set forth in Origin’s subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. If one or more events related to these or other risks or uncertainties materialize, or if Origin’s underlying assumptions prove to be incorrect, actual results may differ materially from what Origin anticipates. Accordingly, you should not place undue reliance on any forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and Origin does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.
New risks and uncertainties arise from time to time, and it is not possible for Origin to predict those events or how they may affect Origin. In addition, Origin cannot assess the impact of each factor on Origin’s business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements, expressed or implied, included in this communication are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that Origin or persons acting on Origin’s behalf may issue. Annualized, pro forma, adjusted, projected, and estimated numbers are used for illustrative purposes only, are not forecasts, and may not reflect actual results.
Contact:
Investor Relations
Chris Reigelman
318-497-3177
chris@origin.bank

Media Contact
Ryan Kilpatrick
318-232-7472
rkilpatrick@origin.bank

Origin Bancorp, Inc.
Selected Quarterly Financial Data
(Unaudited)

	Three Months Ended
	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022

Income statement and share amounts	(Dollars in thousands, except per share amounts)
Net interest income	$74,130	$75,291	$77,147	$84,749	$78,523
Provision for credit losses	3,515	4,306	6,197	4,624	16,942
Noninterest income	18,119	15,636	16,384	13,429	13,723
Noninterest expense	58,663	58,887	56,760	57,254	56,241
Income before income tax expense	30,071	27,734	30,574	36,300	19,063
Income tax expense	5,758	5,974	6,272	6,822	2,820
Net income	$24,313	$21,760	$24,302	$29,478	$16,243
Adjusted net income(1)	$22,004	$21,388	$24,188	$30,409	$31,087
Adjusted PTPP earnings(1)	30,663	31,569	36,627	42,103	39,905
Basic earnings per common share	0.79	0.71	0.79	0.96	0.57
Diluted earnings per common share	0.79	0.70	0.79	0.95	0.57
Adjusted diluted earnings per common share(1)	0.71	0.69	0.78	0.99	1.09
Dividends declared per common share	0.15	0.15	0.15	0.15	0.15
Weighted average common shares outstanding - basic	30,856,649	30,791,397	30,742,902	30,674,389	28,298,984
Weighted average common shares outstanding - diluted	30,943,860	30,872,834	30,882,156	30,867,511	28,481,619

Balance sheet data
Total LHFI	$7,568,063	$7,622,689	$7,375,823	$7,090,022	$6,882,681
Total assets	9,733,303	10,165,163	10,358,516	9,686,067	9,462,639
Total deposits	8,374,488	8,490,043	8,174,310	7,775,702	7,777,327
Total stockholders’ equity	998,945	997,859	992,587	949,943	907,024

Performance metrics and capital ratios
Yield on LHFI	6.35%	6.18%	6.03%	5.63%	4.94%
Yield on interest-earnings assets	5.69	5.50	5.31	4.96	4.23
Cost of interest-bearing deposits	3.47	3.05	2.49	1.54	0.64
Cost of total deposits	2.61	2.26	1.75	1.02	0.41
NIM - fully tax equivalent ("FTE")	3.14	3.16	3.44	3.81	3.68
NIM - FTE, adjusted(2)	3.14	3.14	3.36	3.73	3.61
Return on average assets (annualized) ("ROAA")	0.96	0.86	1.01	1.23	0.70
Adjusted ROAA (annualized)(1)	0.87	0.84	1.00	1.27	1.34
Adjusted PTPP ROAA (annualized)(1)	1.21	1.24	1.52	1.75	1.72
Return on average stockholders’ equity (annualized) ("ROAE")	9.52	8.76	10.10	12.80	6.86
Adjusted ROAE (annualized)(1)	8.62	8.61	10.05	13.20	13.14
Adjusted PTPP ROAE (annualized)(1)	12.01	12.70	15.22	18.28	16.86
Book value per common share(3)	$32.32	$32.33	$32.25	$30.90	$29.58
Tangible book value per common share (1)(3)	26.78	26.71	26.53	25.09	23.41
Adjusted tangible book value per common share(1)	32.37	31.66	31.03	30.29	29.13
Return on average tangible common equity (annualized) ("ROATCE")(1)	11.48%	10.62%	12.34%	16.00%	8.03%
Adjusted return on average tangible common equity (annualized) ("adjusted ROATCE")(1)	10.39	10.44	12.29	16.50	15.38
Efficiency ratio(4)	63.59	64.76	60.69	58.32	60.97
Adjusted efficiency ratio(1)	62.71	61.17	58.64	53.06	52.16

Origin Bancorp, Inc.
Selected Quarterly Financial Data- Continued
(Unaudited)

	Three Months Ended
	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022
	(Dollars in thousands, except per share amounts)
Common equity tier 1 to risk-weighted assets(5)	11.45%	11.01%	11.08%	10.93%	10.51%
Tier 1 capital to risk-weighted assets(5)	11.63	11.19	11.27	11.12	10.70
Total capital to risk-weighted assets(5)	14.60	14.11	14.30	14.23	13.79
Tier 1 leverage ratio(5)	10.00	9.65	9.79	9.66	9.63
__________________________

(1)Adjusted net income, adjusted PTPP earnings, adjusted diluted earnings per common share, adjusted ROAA, adjusted PTPP ROAA, adjusted ROAE, adjusted PTPP ROAE, tangible book value per common share, adjusted tangible book value per common share, ROATCE, adjusted ROATCE and adjusted efficiency ratio are either non-GAAP financial measures or use a non-GAAP contributor in the formula. For a reconciliation of these alternative financial measures to their comparable GAAP measures, please see the last few pages of this release.
(2)NIM - FTE, adjusted, is a non-GAAP financial measure and is calculated by removing the net purchase accounting accretion from the net interest income.
(3)An increase in accumulated other comprehensive loss negatively impacted total stockholders' equity, tangible common equity, book value and tangible book value per common share primarily due to the movement of the short end of the yield curve and its impact on our investment portfolio.
(4)Calculated by dividing noninterest expense by the sum of net interest income plus noninterest income.
(5)September 30, 2023, ratios are estimated and calculated at the Company level, which is subject to the capital adequacy requirements of the Federal Reserve Board.

Origin Bancorp, Inc.
Selected Year-to-Date Financial Data
(Unaudited)

	Nine Months Ended September 30,
(Dollars in thousands, except per share amounts)	2023	2022

Income statement and share amounts
Net interest income	$226,568	$190,529
Provision for credit losses	14,018	20,067
Noninterest income	50,139	43,845
Noninterest expense	174,310	143,165
Income before income tax expense	88,379	71,142
Income tax expense	18,004	12,905
Net income	$70,375	$58,237
Adjusted net income(1)	$67,580	$74,170
Adjusted PTPP earnings(1)	98,859	96,487
Basic earnings per common share	2.29	2.31
Diluted earnings per common share	2.28	2.30
Adjusted diluted earnings per common share(1)	2.19	2.92
Dividends declared per common share	0.45	0.43
Weighted average common shares outstanding - basic	30,797,399	25,263,681
Weighted average common shares outstanding - diluted	30,903,222	25,366,807

Performance metrics
Yield on LHFI	6.19%	4.47%
Yield on interest-earning assets	5.50	3.66
Cost of interest-bearing deposits	3.03	0.40
Cost of total deposits	2.22	0.27
NIM, FTE	3.24	3.28
NIM - FTE, adjusted(2)	3.21	3.25
ROAA	0.94	0.93
Adjusted ROAA(1)	0.90	1.18
Adjusted PTPP ROAA(1)	1.32	1.54
ROAE	9.45	10.02
Adjusted ROAE(1)	9.08	12.76
Adjusted PTPP ROAE(1)	13.28	16.60
ROATCE(1)	11.47	11.17
Adjusted ROATCE(1)	11.01	14.22
Efficiency ratio(3)	62.99	61.08
Adjusted efficiency ratio(1)	60.81	54.64
____________________________
(1)Adjusted net income, adjusted PTPP earnings, adjusted diluted earnings per common share, adjusted ROAA, adjusted PTPP ROAA, adjusted ROAE, adjusted PTPP ROAE, ROATCE, adjusted ROATCE and adjusted efficiency ratio are either non-GAAP financial measures or use a non-GAAP contributor in the formula. For a reconciliation of these alternative financial measures to their comparable GAAP measures, please see the last few pages of this release.
(2)NIM - FTE, adjusted, is a non-GAAP financial measure and is calculated by removing the net purchase accounting accretion from the net interest income.
(3)Calculated by dividing noninterest expense by the sum of net interest income plus noninterest income.

Origin Bancorp, Inc.
Consolidated Quarterly Statements of Income
(Unaudited)

	Three Months Ended
	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022

Interest and dividend income	(Dollars in thousands, except per share amounts)
Interest and fees on loans	$121,204	$115,442	$106,496	$99,178	$79,803
Investment securities-taxable	8,194	8,303	8,161	7,765	7,801
Investment securities-nontaxable	1,281	1,283	1,410	2,128	2,151
Interest and dividend income on assets held in other financial institutions	4,772	7,286	4,074	2,225	1,482
Total interest and dividend income	135,451	132,314	120,141	111,296	91,237
Interest expense
Interest-bearing deposits	55,599	46,530	34,557	19,820	7,734
FHLB advances and other borrowings	3,207	7,951	5,880	4,208	2,717
Subordinated indebtedness	2,515	2,542	2,557	2,519	2,263
Total interest expense	61,321	57,023	42,994	26,547	12,714
Net interest income	74,130	75,291	77,147	84,749	78,523
Provision for credit losses	3,515	4,306	6,197	4,624	16,942
Net interest income after provision for credit losses	70,615	70,985	70,950	80,125	61,581
Noninterest income
Insurance commission and fee income	6,443	6,185	7,011	5,054	5,666
Service charges and fees	4,621	4,722	4,571	4,663	4,734
Mortgage banking revenue (loss)	892	1,402	1,781	1,201	(929)
Other fee income	944	970	942	1,132	1,162
Swap fee income	366	331	384	292	25
(Loss) gain on sales of securities, net	(7,173)	—	144	—	1,664
Limited partnership investment (loss) income	(425)	231	66	(230)	112
Gain (loss) on sales and disposals of other assets, net	45	(111)	63	34	70
Other income	12,406	1,906	1,422	1,283	1,219
Total noninterest income	18,119	15,636	16,384	13,429	13,723
Noninterest expense
Salaries and employee benefits	34,624	34,533	33,731	33,339	31,834
Occupancy and equipment, net	6,790	6,578	6,503	5,863	5,399
Data processing	2,775	2,837	2,916	2,868	2,689
Intangible asset amortization	2,264	2,552	2,553	2,554	1,872
Office and operations	2,868	2,716	2,303	2,277	2,121
Professional services	1,409	1,557	1,525	1,145	1,188
Loan-related expenses	1,220	1,256	1,465	1,676	1,599
Advertising and marketing	1,371	1,469	1,456	1,505	1,196
Electronic banking	1,384	1,216	1,009	1,058	1,087
Franchise tax expense	520	897	975	1,017	957
Regulatory assessments	1,913	1,732	951	1,242	877
Communications	390	407	384	434	279
Merger-related expense	—	—	—	1,179	3,614
Other expenses	1,135	1,137	989	1,097	1,529
Total noninterest expense	58,663	58,887	56,760	57,254	56,241
Income before income tax expense	30,071	27,734	30,574	36,300	19,063
Income tax expense	5,758	5,974	6,272	6,822	2,820
Net income	$24,313	$21,760	$24,302	$29,478	$16,243
Basic earnings per common share	$0.79	$0.71	$0.79	$0.96	$0.57
Diluted earnings per common share	0.79	0.70	0.79	0.95	0.57

Origin Bancorp, Inc.
Consolidated Balance Sheets
(Unaudited)

(Dollars in thousands)	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022
Assets
Cash and due from banks	$141,705	$127,576	$117,309	$150,180	$118,505
Interest-bearing deposits in banks	163,573	338,414	707,802	208,792	181,965
Total cash and cash equivalents	305,278	465,990	825,111	358,972	300,470
Securities:
AFS	1,290,839	1,535,702	1,591,334	1,641,484	1,672,170
Held to maturity, net of allowance for credit losses	10,790	11,234	11,191	11,275	11,285
Securities carried at fair value through income	6,772	6,106	6,413	6,368	6,347
Total securities	1,308,401	1,553,042	1,608,938	1,659,127	1,689,802
Non-marketable equity securities held in other financial institutions	63,842	58,446	77,036	67,378	53,899
Loans held for sale	14,944	15,198	29,143	49,957	59,714
Loans	7,568,063	7,622,689	7,375,823	7,090,022	6,882,681
Less: ALCL	95,177	94,353	92,008	87,161	83,359
Loans, net of ALCL	7,472,886	7,528,336	7,283,815	7,002,861	6,799,322
Premises and equipment, net	111,700	105,501	104,047	100,201	99,291
Mortgage servicing rights	19,189	19,086	18,261	20,824	21,654
Cash surrender value of bank-owned life insurance	39,688	39,467	39,253	39,040	38,885
Goodwill	128,679	128,679	128,679	128,679	136,793
Other intangible assets, net	42,460	44,724	47,277	49,829	52,384
Accrued interest receivable and other assets	226,236	206,694	196,956	209,199	210,425
Total assets	$9,733,303	$10,165,163	$10,358,516	$9,686,067	$9,462,639
Liabilities and Stockholders’ Equity
Noninterest-bearing deposits	$2,008,671	$2,123,699	$2,247,782	$2,482,475	$2,667,489
Interest-bearing deposits	4,728,263	4,738,460	4,779,023	4,505,940	4,361,423
Time deposits	1,637,554	1,627,884	1,147,505	787,287	748,415
Total deposits	8,374,488	8,490,043	8,174,310	7,775,702	7,777,327
FHLB advances and other borrowings	12,213	342,861	875,502	639,230	450,456
Subordinated indebtedness	196,825	196,746	201,845	201,765	201,687
Accrued expenses and other liabilities	150,832	137,654	114,272	119,427	126,145
Total liabilities	8,734,358	9,167,304	9,365,929	8,736,124	8,555,615
Stockholders’ equity:
Common stock	154,534	154,331	153,904	153,733	153,309
Additional paid-in capital	525,434	524,302	522,124	520,669	518,376
Retained earnings	491,706	472,105	455,040	435,416	410,572
Accumulated other comprehensive loss	(172,729)	(152,879)	(138,481)	(159,875)	(175,233)
Total stockholders’ equity	998,945	997,859	992,587	949,943	907,024
Total liabilities and stockholders’ equity	$9,733,303	$10,165,163	$10,358,516	$9,686,067	$9,462,639

Origin Bancorp, Inc.
Loan Data
(Unaudited)

	At and For the Three Months Ended
	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022

LHFI	(Dollars in thousands)
Owner occupied commercial real estate	$932,109	$915,861	$855,887	$843,006	$800,981
Non-owner occupied commercial real estate	1,503,782	1,512,303	1,529,513	1,461,672	1,373,366
Owner occupied construction/land/land development	252,168	259,984	252,617	265,838	248,602
Non-owner occupied construction/land/land development	824,588	762,255	696,009	679,787	604,709
Residential real estate - single family	1,338,382	1,284,955	1,231,022	1,173,316	1,104,277
Residential real estate - multi-family	349,787	348,703	357,469	304,222	294,905
Total real estate loans	5,200,816	5,084,061	4,922,517	4,727,841	4,426,840
Commercial and industrial	2,058,073	1,977,028	2,091,093	2,051,161	1,967,037
Mortgage warehouse lines of credit	286,293	537,627	337,529	284,867	460,573
Consumer	22,881	23,973	24,684	26,153	28,231
Total LHFI	7,568,063	7,622,689	7,375,823	7,090,022	6,882,681
Less: allowance for loan credit losses ("ALCL")	95,177	94,353	92,008	87,161	83,359
LHFI, net	$7,472,886	$7,528,336	$7,283,815	$7,002,861	$6,799,322

Nonperforming assets
Nonperforming LHFI
Commercial real estate	$942	$3,510	$3,100	$526	$431
Construction/land/land development	235	183	226	270	366
Residential real estate	13,236	16,345	8,969	7,712	7,641
Commercial and industrial	17,072	13,480	4,730	1,383	5,134
Mortgage warehouse lines of credit	—	—	—	—	385
Consumer	123	91	53	49	74
Total nonperforming LHFI	31,608	33,609	17,078	9,940	14,031
Nonperforming loans held for sale	—	—	4,646	3,933	2,698
Total nonperforming loans	31,608	33,609	21,724	13,873	16,729
Repossessed assets	3,939	908	806	806	1,781
Total nonperforming assets	$35,547	$34,517	$22,530	$14,679	$18,510
Classified assets	$67,960	$85,206	$86,975	$75,009	$71,562
Past due LHFI(1)	20,347	19,836	11,498	10,932	10,866

Allowance for loan credit losses
Balance at beginning of period	$94,353	$92,008	$87,161	$83,359	$63,123
Provision for loan credit losses	3,510	4,264	6,158	3,982	15,787
ALCL - BTH merger	—	—	—	—	5,527
Loans charged off	3,202	2,751	2,293	2,537	1,628
Loan recoveries	516	832	982	2,357	550
Net charge-offs	2,686	1,919	1,311	180	1,078
Balance at end of period	$95,177	$94,353	$92,008	$87,161	$83,359

Origin Bancorp, Inc.
Loan Data - Continued
(Unaudited)

	At and For the Three Months Ended
	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022
Credit quality ratios	(Dollars in thousands)
Total nonperforming assets to total assets	0.37%	0.34%	0.22%	0.15%	0.20%
Total nonperforming loans to total loans	0.42	0.44	0.29	0.19	0.24
Nonperforming LHFI to LHFI	0.42	0.44	0.23	0.14	0.20
Past due LHFI to LHFI	0.27	0.26	0.16	0.15	0.16
ALCL to nonperforming LHFI	301.12	280.74	538.75	876.87	594.11
ALCL to total LHFI	1.26	1.24	1.25	1.23	1.21
ALCL to total LHFI, adjusted(2)	1.30	1.32	1.30	1.28	1.29
Net charge-offs to total average LHFI (annualized)	0.14	0.10	0.07	0.01	0.07
____________________________
(1)Past due LHFI are defined as loans 30 days or more past due.
(2)The ALCL to total LHFI, adjusted is calculated by excluding the ALCL for warehouse loans from the total LHFI ALCL in the numerator and excluding the warehouse loans from the LHFI in the denominator. Due to their low-risk profile, mortgage warehouse loans require a disproportionately low allocation of the ALCL.

Origin Bancorp, Inc.
Average Balances and Yields/Rates
(Unaudited)

	Three Months Ended
	September 30, 2023		June 30, 2023		September 30, 2022
	Average Balance	Yield/Rate	Average Balance	Yield/Rate	Average Balance	Yield/Rate

Assets	(Dollars in thousands)
Commercial real estate	$2,428,969	5.73%	$2,406,625	5.56%	$2,046,411	4.64%
Construction/land/land development	1,044,180	7.04	972,032	6.70	760,682	5.20
Residential real estate	1,663,291	5.06	1,615,211	4.91	1,249,746	4.36
Commercial and industrial ("C&I")	2,024,675	7.62	2,059,285	7.59	1,816,912	5.64
Mortgage warehouse lines of credit	376,275	7.21	396,348	6.49	491,584	4.53
Consumer	23,704	7.74	24,812	7.26	24,137	6.80
LHFI	7,561,094	6.35	7,474,313	6.18	6,389,472	4.94
Loans held for sale	11,829	5.81	22,504	4.28	29,927	4.12
Loans receivable	7,572,923	6.35	7,496,817	6.18	6,419,399	4.93
Investment securities-taxable	1,310,459	2.48	1,371,361	2.43	1,547,848	2.00
Investment securities-nontaxable	216,700	2.35	220,345	2.33	317,175	2.69
Non-marketable equity securities held in other financial institutions	58,421	6.47	79,143	5.92	73,819	2.10
Interest-bearing balances due from banks	279,383	5.42	476,555	5.15	206,781	2.09
Total interest-earning assets	9,437,886	5.69	9,644,221	5.50	8,565,022	4.23
Noninterest-earning assets(1)	597,678		546,135		637,399
Total assets	$10,035,564		$10,190,356		$9,202,421

Liabilities and Stockholders’ Equity
Liabilities
Interest-bearing liabilities
Savings and interest-bearing transaction accounts	$4,728,211	3.28%	$4,740,963	2.90%	$4,157,092	0.66%
Time deposits	1,626,935	4.04	1,378,659	3.56	669,900	0.51
Total interest-bearing deposits	6,355,146	3.47	6,119,622	3.05	4,826,992	0.64
FHLB advances and other borrowings	230,815	5.51	606,148	5.26	538,020	2.00
Subordinated indebtedness	196,792	5.07	200,160	5.09	186,803	4.81
Total interest-bearing liabilities	6,782,753	3.59	6,925,930	3.30	5,551,815	0.91
Noninterest-bearing liabilities
Noninterest-bearing deposits	2,088,183		2,139,973		2,582,500
Other liabilities(1)	151,716		127,630		129,354
Total liabilities	9,022,652		9,193,533		8,263,669
Stockholders’ Equity	1,012,912		996,823		938,752
Total liabilities and stockholders’ equity	$10,035,564		$10,190,356		$9,202,421
Net interest spread		2.10%		2.20%		3.32%
NIM		3.12		3.13		3.64
NIM - FTE(2)		3.14		3.16		3.68
NIM - FTE, adjusted(3)		3.14		3.14		3.61
____________________________
(1)Includes Government National Mortgage Association (“GNMA”) repurchase average balances of $29.1 million for the three months ended September 30, 2022. There were no GNMA average repurchase balances at either September 30, 2023, or June 30, 2023. The GNMA repurchase asset and liability are recorded as equal offsetting amounts in the consolidated balance sheets, with the asset included in Loans held for sale and the liability included in FHLB advances and other borrowings. During the quarter ended December 31, 2022, the Company entered into a contract to sell the servicing of these GNMA loans to a third party which closed during the quarter ended March 31, 2023.
(2)In order to present pre-tax income and resulting yields on tax-exempt investments comparable to those on taxable investments, a tax-equivalent adjustment has been computed. This adjustment also includes income tax credits received on Qualified School Construction Bonds.
(3)NIM - FTE, adjusted, is calculated by removing the net purchase accounting accretion from the net interest income.

Origin Bancorp, Inc.
Non-GAAP Financial Measures
(Unaudited)

	At and For the Three Months Ended
	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022

	(Dollars in thousands, except per share amounts)
Calculation of adjusted net income:
Net interest income after provision for credit losses	$70,615	$70,985	$70,950	$80,125	$61,581
Add: CECL provision for non-PCD loans	—	—	—	—	14,890
Adjusted net interest income after provision for credit losses	70,615	70,985	70,950	80,125	76,471

Total noninterest income	$18,119	$15,636	$16,384	$13,429	$13,723
Less: GNMA MSR impairment	—	—	—	—	(1,950)
Less: (loss) gain on sales of securities, net	(7,173)	—	144	—	1,664
Less: gain on sub-debt repurchase	—	471	—	—	—
Less: positive valuation adjustment on non-marketable equity securities	10,096	—	—	—	—
Adjusted total noninterest income	15,196	15,165	16,240	13,429	14,009

Total noninterest expense	$58,663	$58,887	$56,760	$57,254	$56,241
Less: merger-related expenses	—	—	—	1,179	3,614
Adjusted total noninterest expense	58,663	58,887	56,760	56,075	52,627

Income tax expense	$5,758	$5,974	$6,272	$6,822	$2,820
Add: income tax expense on adjustment items	(614)	(99)	(30)	248	3,946
Adjusted income tax expense	5,144	5,875	6,242	7,070	6,766

Net income	$24,313	$21,760	$24,302	$29,478	$16,243
Adjusted net income	$22,004	$21,388	$24,188	$30,409	$31,087

Calculation of adjusted PTPP earnings:
Provision for credit losses	$3,515	$4,306	$6,197	$4,624	$16,942
Less: CECL provision for non-PCD loans	—	—	—	—	14,890
Adjusted provision for credit losses	$3,515	$4,306	$6,197	$4,624	$2,052

Adjusted net income	$22,004	$21,388	$24,188	$30,409	$31,087
Add: adjusted provision for credit losses	3,515	4,306	6,197	4,624	2,052
Add: adjusted income tax expense	5,144	5,875	6,242	7,070	6,766
Adjusted PTPP Earnings	$30,663	$31,569	$36,627	$42,103	$39,905

Origin Bancorp, Inc.
Non-GAAP Financial Measures - Continued
(Unaudited)

	At and For the Three Months Ended
	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022

	(Dollars in thousands, except per share amounts)
Calculation of adjusted dilutive EPS:
Numerator:
Adjusted net income	$22,004	$21,388	$24,188	$30,409	$31,087
Denominator:
Weighted average diluted common shares outstanding	30,943,860	30,872,834	30,882,156	30,867,511	28,481,619

Diluted earnings per share	$0.79	$0.70	$0.79	$0.95	$0.57
Adjusted diluted earnings per share	0.71	0.69	0.78	0.99	1.09

Calculation of adjusted ROAA and adjusted ROAE:
Adjusted net income	$22,004	$21,388	$24,188	$30,409	$31,087
Divided by number of days in the quarter	92	91	90	92	92
Multiplied by number of days in the year	365	365	365	365	365
Annualized adjusted net income	$87,298	$85,787	$98,096	$120,644	$123,334

Divided by total average assets	10,035,564	10,190,356	9,783,602	9,530,543	9,202,421
ROAA (annualized)	0.96%	0.86%	1.01%	1.23%	0.70%
Adjusted ROAA (annualized)	0.87	0.84	1.00	1.27	1.34

Divided by total average stockholders' equity	$1,012,912	$996,823	$976,044	$913,850	$938,752
ROAE (annualized)	9.52%	8.76%	10.10%	12.80%	6.86%
Adjusted ROAE (annualized)	8.62	8.61	10.05	13.20	13.14

Calculation of adjusted PTPP ROAA and adjusted PTPP ROAE:
Adjusted PTPP earnings	$30,663	$31,569	$36,627	$42,103	$39,905
Divided by number of days in the quarter	92	91	90	92	92
Multiplied by the number of days in the year	365	365	365	365	365
Adjusted PTPP earnings, annualized	$121,652	$126,623	$148,543	$167,039	$158,319

Divided by total average assets	$10,035,564	$10,190,356	$9,783,602	$9,530,543	$9,202,421
Adjusted PTPP ROAA(annualized)	1.21%	1.24%	1.52%	1.75%	1.72%

Divided by total average stockholders' equity	$1,012,912	$996,823	$976,044	$913,850	$938,752
Adjusted PTPP ROAE (annualized)	12.01%	12.70%	15.22%	18.28%	16.86%

Origin Bancorp, Inc.
Non-GAAP Financial Measures - Continued
(Unaudited)

	At and For the Three Months Ended
	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022

	(Dollars in thousands, except per share amounts)
Calculation of tangible common equity to tangible common assets, book value per common share and adjusted tangible book value per common share:
Total assets	$9,733,303	$10,165,163	$10,358,516	$9,686,067	$9,462,639
Less: goodwill	128,679	128,679	128,679	128,679	136,793
Less: other intangible assets, net	42,460	44,724	47,277	49,829	52,384
Tangible assets	9,562,164	9,991,760	10,182,560	9,507,559	9,273,462

Total common stockholders’ equity	$998,945	$997,859	$992,587	$949,943	$907,024
Less: goodwill	128,679	128,679	128,679	128,679	136,793
Less: other intangible assets, net	42,460	44,724	47,277	49,829	52,384
Tangible common equity	827,806	824,456	816,631	771,435	717,847
Less: accumulated other comprehensive loss	(172,729)	(152,879)	(138,481)	(159,875)	(175,233)
Adjusted tangible common equity	1,000,535	977,335	955,112	931,310	893,080
Divided by common shares outstanding at the end of the period	30,906,716	30,866,205	30,780,853	30,746,600	30,661,734
Book value per common share	$32.32	$32.33	$32.25	$30.90	$29.58
Tangible book value per common share	26.78	26.71	26.53	25.09	23.41
Adjusted tangible book value per common share	32.37	31.66	31.03	30.29	29.13
Tangible common equity to tangible assets	8.66%	8.25%	8.02%	8.11%	7.74%

Calculation of ROATCE and adjusted ROATCE:
Net income	$24,313	$21,760	$24,302	$29,478	$16,243
Divided by number of days in the quarter	92	91	90	92	92
Multiplied by number of days in the year	365	365	365	365	365
Annualized net income	$96,459	$87,279	$98,558	$116,951	$64,442

Adjusted net income	$22,004	$21,388	$24,188	$30,409	$31,087
Divided by number of days in the quarter	92	91	90	92	92
Multiplied by number of days in the year	365	365	365	365	365
Annualized adjusted net income	$87,298	$85,787	$98,096	$120,644	$123,334

Total average common stockholders’ equity	$1,012,912	$996,823	$976,044	$913,850	$938,752
Less: average goodwill	128,679	128,679	128,679	131,302	95,696
Less: average other intangible assets, net	43,901	46,379	48,950	51,495	40,918
Average tangible common equity	840,332	821,765	798,415	731,053	802,138

ROATCE	11.48%	10.62%	12.34%	16.00%	8.03%
Adjusted ROATCE	10.39	10.44	12.29	16.50	15.38

Origin Bancorp, Inc.
Non-GAAP Financial Measures- Continued
(Unaudited)

	At and For the Three Months Ended
	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022

	(Dollars in thousands, except per share amounts)
Calculation of adjusted efficiency ratio:
Total noninterest expense	$58,663	$58,887	$56,760	$57,254	$56,241
Less: insurance and mortgage noninterest expense	8,579	9,156	8,033	8,031	8,479
Less: merger-related expenses	—	—	—	1,179	3,614
Adjusted total noninterest expense	50,084	49,731	48,727	48,044	44,148

Net interest income	$74,130	$75,291	$77,147	$84,749	$78,523
Less: insurance and mortgage net interest income	2,120	1,574	1,493	1,376	1,208
Add: Total noninterest income	18,119	15,636	16,384	13,429	13,723
Less: insurance and mortgage noninterest income	7,335	7,587	8,792	6,255	4,737
Less: positive valuation adjustment on non-marketable equity securities	10,096	—	—	—	—
Less: (loss) gain on sale of securities, net	(7,173)	—	144	—	1,664
Less: gain on sub-debt repurchase	—	471	—	—	—
Adjusted total revenue	79,871	81,295	83,102	90,547	84,637

Efficiency ratio	63.59%	64.76%	60.69%	58.32%	60.97%
Adjusted efficiency ratio	62.71	61.17	58.64	53.06	52.16

Origin Bancorp, Inc.
Non-GAAP Financial Measures - Continued
(Unaudited)

	Nine Months Ended September 30,
	2023	2022

	(Dollars in thousands, except per share amounts)
Calculation of adjusted net income:
Net interest income after provision for credit losses	$212,550	$170,462
Add: CECL provision for non-PCD loans	—	14,890
Adjusted net interest income after provision for credit losses	212,550	185,352

Total noninterest income	$50,139	$43,845
Less: GNMA MSR impairment	—	(1,950)
Less: (loss) gain on sales of securities, net	(7,029)	1,664
Less: gain on sub-debt repurchase	471	—
Less: positive valuation adjustment on non-marketable equity securities	10,096	—
Adjusted total noninterest income	46,601	44,131

Total noninterest expense	$174,310	$143,165
Less: merger-related expense	—	4,992
Adjusted total noninterest expense	174,310	138,173

Income tax expense	$18,004	$12,905
Add: income tax expense on adjustment items	(743)	4,235
Adjusted income tax expense	17,261	17,140

Net Income	$70,375	$58,237
Adjusted net income	$67,580	$74,170

Calculation of adjusted PTPP earnings:
Provision for credit losses	$14,018	$20,067
Less: CECL provision for non-PCD loans	—	14,890
Adjusted provision for credit losses	$14,018	$5,177

Adjusted net income	$67,580	$74,170
Add: provision for credit losses	14,018	5,177
Add: adjusted income tax expense	17,261	17,140
Adjusted PTPP earnings	$98,859	$96,487

Calculation of adjusted dilutive EPS:
Numerator:
Adjusted net income	$67,580	$74,170
Denominator:
Weighted average diluted common shares outstanding	30,903,222	25,366,807
Diluted earnings per share	$2.28	$2.30
Adjusted diluted earnings per share	2.19	2.92

Origin Bancorp, Inc.
Non-GAAP Financial Measures - Continued
(Unaudited)

	Nine Months Ended September 30,
	2023	2022

	(Dollars in thousands, except per share amounts)
Calculation of adjusted ROAA and adjusted ROAE:
Adjusted net income	$67,580	$74,170
Divided by the year-to-date number of days	273	273
Multiplied by number of days in the year	365	365
Annualized adjusted net income	$90,354	$99,165

Divided by total average assets	$10,004,097	$8,401,701
ROAA (annualized)	0.94%	0.93%
Adjusted ROAA (annualized)	0.90	1.18

Divided by total average stockholders' equity	$995,395	$776,985
ROAE (annualized)	9.45%	10.02%
Adjusted ROAE (annualized)	9.08	12.76

Calculation of adjusted PTPP ROAA and adjusted PTPP ROAE:
Adjusted PTPP Earnings	$98,859	$96,487
Divided by the year-to-date number of days	273	273
Multiplied by number of days in the year	365	365
Annualized adjusted PTPP Earnings	$132,174	$129,003

Divided by total average assets	$10,004,097	$8,401,701
Adjusted PTPP ROAA (annualized)	1.32%	1.54%

Divided by total average stockholders' equity	$995,395	$776,985
Adjusted PTPP ROAE (annualized)	13.28%	16.60%

Origin Bancorp, Inc.
Non-GAAP Financial Measures - Continued
(Unaudited)

	Nine Months Ended September 30,
	2023	2022

	(Dollars in thousands, except per share amounts)
Calculation of ROATCE and adjusted ROATCE:
Net income	$70,375	$58,237
Divided by the year-to-date number of days	273	273
Multiplied by number of days in the year	365	365
Annualized net income	$94,091	$77,863

Adjusted net income	$67,580	$74,170
Divided by the year-to-date number of days	273	273
Multiplied by number of days in the year	365	365
Annualized adjusted net income	$90,354	$99,165

Total average common stockholders’ equity	$995,395	$776,985
Less: average goodwill	128,679	54,963
Less: average other intangible assets, net	46,391	24,733
Average tangible common equity	820,325	697,289

ROATCE	11.47%	11.17%
Adjusted ROATCE	11.01	14.22

Calculation of adjusted efficiency ratio:
Total noninterest expense	$174,310	$143,165
Less: insurance and mortgage noninterest expense	25,768	25,502
Less: merger-related expenses	—	4,992
Adjusted total noninterest expense	148,542	112,671

Net interest income	$226,568	$190,529
Less: insurance and mortgage net interest income	5,187	3,165
Add: total noninterest income	50,139	43,845
Less: insurance and mortgage noninterest income	23,714	23,336
Less: (loss) gain on sales of securities, net	(7,029)	1,664
Less: gain on sub-debt repurchase	471	—
Less: positive valuation adjustment on non-marketable equity securities	10,096	—
Adjusted total revenue	244,268	206,209

Efficiency ratio	62.99%	61.08%
Adjusted efficiency ratio	60.81	54.64